Angell & Deering
                          Certified Public Accountants

            3801 EAST FLORIDA o SUITE 400 o DENVER, COLORADO 80210 o
                      (303) 757-8119 o FAX (303) 757-0327


March 25, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Gentlemen:


We have read item 4 of Form 8-K dated March 14, 1997, of Capital Growth Holdings, LTD. (formerly Galt Financial Corporation) and are in agreement with the statements contained herein.


                                                            Sincerely

                                                            /s/ Angell & Deering
                                                            -------------------
                                                                Angell & Deering